UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2009

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7500

(Our telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On March 19, 2008, the registrant engaged Michael F. Cronin, CPA, Winter Springs, Florida, as its independent auditor. Michael F. Cronin audited the balance sheets of Voxel (successor company) as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years then ended.

On December 16, 2008, through an acquisition of Series B preferred stock and common stock of the registrant and resulting conversion of the preferred stock into common stock, PetroTech Holdings Corp., a Delaware corporation (“PetroTech Holdings”), became the owner of 100,000,000 shares of common stock of the registrant which, as of December 16, 2008, represented 99.9% of the total issued and outstanding common stock of the Company and 99.9% of the voting power.

On December 19, 2008, PetroTech Holdings assigned its entire interest in PA LLC, a Delaware limited liability company, to the registrant for no consideration. As a result of this assignment, the registrant’s membership interest in PA LLC was approximately 81.1% on a fully-diluted basis (not including a purchase option held by PetroTech Holdings) and the registrant ceased being a shell company.

The business of PA LLC is the registrant’s sole line of business.

The independent registered public accounting firm of Stark Winter Schenkein & Co., LLP (“Stark Winter”), audited the balance sheets of PA LLC as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ (deficit) and cash flows for the year ended December 31, 2007, the period from inception (September 22, 2006) to December 31, 2006, and the period from inception (September 22, 2006) through December 31, 2007.

Upon completion of the acquisition of the registrant and subsequent assignment of the PA LLC business to the registrant, Michael F. Cronin, CPA resigned effective January 15, 2009 and was replaced by Stark Winter. These actions were approved by the registrant’s Board of Directors.

Michael F. Cronin’s report on the registrant’s financial statements as of December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2007 and 2006, and through January 15, 2009, there were no disagreements with Michael F. Cronin on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Michael F. Cronin’s satisfaction, would have caused Michael F. Cronin to make reference thereto in its report on the financial statements for such years or any subsequent periods through January 15, 2009. During the fiscal years ended December 31, 2007 and 2006, and through January 15, 2009, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The registrant provided a copy of this Current report on Form 8-K to Michael F. Cronin and asked Michael F. Cronin to furnish the registrant with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements. Such letter from Michael F. Cronin dated February 19, 2009 is attached as Exhibit 16.1 to this Current report on Form 8-K.

On January 15, 2009, Stark Winter was engaged to serve as the registrant’s independent registered public accounting firm for the year ended December 31, 2008.

During the fiscal years ended December 31, 2007 and 2006 and through January 15, 2009, the registrant did not consult with Stark Winter on: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the registrant’s financial statements, and Stark Winter did not provide either a written report or oral advice to the registrant that was an important factor considered by the registrant in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit Index

Exhibit Number	Description

16.1	Letter from Michael F. Cronin, CPA, dated February 19, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: February 19, 2009	By:	/s/ David Szostak
	Name:	David Szostak
	Title:	President